Exhibit 99.1

FOR IMMEDIATE RELEASE	4714 Gettysburg Road Mechanicsburg, PA 17055 NYSE Symbol: SEM

Select Medical Holdings Corporation Announces Results

For Its Fourth Quarter and Year Ended December 31, 2022 and Cash Dividend

MECHANICSBURG, PENNSYLVANIA — February 23, 2023 — Select Medical Holdings Corporation (“Select Medical,” “we,” “us,” or “our”) (NYSE: SEM) today announced results for its fourth quarter and year ended December 31, 2022 and the declaration of a cash dividend.

For the fourth quarter ended December 31, 2022, revenue increased 1.4% to $1,581.5 million, compared to $1,559.8 million for the same quarter, prior year. Income from operations increased 12.0% to $86.9 million for the fourth quarter ended December 31, 2022, compared to $77.5 million for the same quarter, prior year. For the fourth quarters ended December 31, 2022 and 2021, income from operations included $0.6 million and $8.0 million, respectively, of other operating income related to the recognition of payments received under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) Public Health and Social Services Emergency Fund, also referred to as the Provider Relief Fund. Net income was $37.7 million for the fourth quarter ended December 31, 2022, compared to $66.3 million for the same quarter, prior year. For the fourth quarter ended December 31, 2021, net income included a pre-tax gain on sale of businesses of $2.2 million. Adjusted EBITDA increased 7.6% to $148.9 million for the fourth quarter ended December 31, 2022, compared to $138.4 million for the same quarter, prior year. Earnings per common share was $0.22 for the fourth quarter ended December 31, 2022, compared to $0.37 for the same quarter, prior year. The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table IX of this release. A reconciliation of earnings per common share to adjusted earnings per common share is presented in table X of this release.

For the year ended December 31, 2022, revenue increased 2.1% to $6,333.5 million, compared to $6,204.5 million for the prior year. Income from operations was $403.3 million for the year ended December 31, 2022, compared to $713.8 million for the prior year. For the years ended December 31, 2022 and 2021, income from operations included $23.8 million and $123.8 million, respectively, of other operating income related to the recognition of payments received under the Provider Relief Fund. Net income was $198.0 million for the year ended December 31, 2022, compared to $499.9 million for the prior year. For the year ended December 31, 2021, net income included pre-tax gains on sales of businesses of $2.2 million. Adjusted EBITDA was $646.9 million for the year ended December 31, 2022, compared to $947.4 million for the prior year. Earnings per common share was $1.23 for the year ended December 31, 2022, compared to $2.98 for the prior year. The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table IX of this release. A reconciliation of earnings per common share to adjusted earnings per common share is presented in table X of this release.

In addition to providing key statistics in tables VII and VIII of this release for both the fourth quarters and years ended December 31, 2022 and 2021, Select Medical also provided statistics for the comparable periods in 2019. Select Medical believes this additional data provides insight into how it has performed in comparison to the year prior to the widespread emergence of the coronavirus disease 2019 (“COVID-19”) in the United States.

Company Overview

Select Medical is one of the largest operators of critical illness recovery hospitals, rehabilitation hospitals, outpatient rehabilitation clinics, and occupational health centers in the United States based on number of facilities. Select Medical’s reportable segments include the critical illness recovery hospital segment, the rehabilitation hospital segment, the outpatient rehabilitation segment, and the Concentra segment. As of December 31, 2022, Select Medical operated 103 critical illness recovery hospitals in 28 states, 31 rehabilitation hospitals in 12 states, 1,928 outpatient rehabilitation clinics in 39 states and the District of Columbia, and 540 occupational health centers in 41 states. At December 31, 2022, Select Medical had operations in 46 states and the District of Columbia. Information about Select Medical is available at www.selectmedical.com.

Critical Illness Recovery Hospital Segment

For the fourth quarter ended December 31, 2022, revenue for the critical illness recovery hospital segment was $561.9 million, compared to $577.2 million for the same quarter, prior year. Adjusted EBITDA for the critical illness recovery hospital segment increased 80.5% to $44.3 million for the fourth quarter ended December 31, 2022, compared to $24.6 million for the same quarter, prior year. For the fourth quarter ended December 31, 2021, Adjusted EBITDA included $2.0 million of other operating income related to the outcome of litigation with the Centers for Medicare & Medicaid Services. The Adjusted EBITDA margin for the critical illness recovery hospital segment was 7.9% for the fourth quarter ended December 31, 2022, compared to 4.3% for the same quarter, prior year. Certain critical illness recovery hospital key statistics are presented in table VII of this release for both the fourth quarters ended December 31, 2022 and 2021.

For the year ended December 31, 2022, revenue for the critical illness recovery hospital segment was $2,234.1 million, compared to $2,246.8 million for the prior year. Adjusted EBITDA for the critical illness recovery hospital segment was $111.3 million for the year ended December 31, 2022, compared to $268.0 million for the prior year. For the year ended December 31, 2021, Adjusted EBITDA included $19.9 million of other operating income related to the outcome of litigation with the Centers for Medicare & Medicaid Services. The Adjusted EBITDA margin for the critical illness recovery hospital segment was 5.0% for the year ended December 31, 2022, compared to 11.9% for the prior year. Certain critical illness recovery hospital key statistics are presented in table VIII of this release for both the years ended December 31, 2022 and 2021.

Rehabilitation Hospital Segment

For the fourth quarter ended December 31, 2022, revenue for the rehabilitation hospital segment increased 9.9% to $237.9 million, compared to $216.4 million for the same quarter, prior year. Adjusted EBITDA for the rehabilitation hospital segment increased 42.5% to $56.0 million for the fourth quarter ended December 31, 2022, compared to $39.3 million for the same quarter, prior year. The Adjusted EBITDA margin for the rehabilitation hospital segment was 23.6% for the fourth quarter ended December 31, 2022, compared to 18.2% for the same quarter, prior year. Certain rehabilitation hospital key statistics are presented in table VII of this release for both the fourth quarters ended December 31, 2022 and 2021.

For the year ended December 31, 2022, revenue for the rehabilitation hospital segment increased 7.9% to $916.8 million, compared to $849.3 million for the prior year. Adjusted EBITDA for the rehabilitation hospital segment increased 7.2% to $198.0 million for the year ended December 31, 2022, compared to $184.7 million for the prior year. The Adjusted EBITDA margin for the rehabilitation hospital segment was 21.6% for the year ended December 31, 2022, compared to 21.7% for the prior year. Certain rehabilitation hospital key statistics are presented in table VIII of this release for both the years ended December 31, 2022 and 2021.

Outpatient Rehabilitation Segment

For the fourth quarter ended December 31, 2022, revenue for the outpatient rehabilitation segment increased 1.3% to $281.1 million, compared to $277.5 million for the same quarter, prior year. Adjusted EBITDA for the outpatient rehabilitation segment was $15.9 million for the fourth quarter ended December 31, 2022, compared to $27.6 million for the same quarter, prior year. The Adjusted EBITDA margin for the outpatient rehabilitation segment was 5.7% for the fourth quarter ended December 31, 2022, compared to 9.9% for the same quarter, prior year. Certain outpatient rehabilitation key statistics are presented in table VII of this release for both the fourth quarters ended December 31, 2022 and 2021.

For the year ended December 31, 2022, revenue for the outpatient rehabilitation segment increased 3.8% to $1,125.3 million, compared to $1,084.4 million for the prior year. Adjusted EBITDA for the outpatient rehabilitation segment was $101.9 million for the year ended December 31, 2022, compared to $138.3 million for the prior year. The Adjusted EBITDA margin for the outpatient rehabilitation segment was 9.1% for the year ended December 31, 2022, compared to 12.8% for the prior year. Certain outpatient rehabilitation key statistics are presented in table VIII of this release for both the years ended December 31, 2022 and 2021.

Concentra Segment

For the fourth quarter ended December 31, 2022, revenue for the Concentra segment increased 1.1% to $415.0 million, compared to $410.6 million for the same quarter, prior year. Adjusted EBITDA for the Concentra segment was $62.2 million for the fourth quarter ended December 31, 2022, compared to $70.7 million for the same quarter, prior year. The Adjusted EBITDA margin for the Concentra segment was 15.0% for the fourth quarter ended December 31, 2022, compared to 17.2% for the same quarter, prior year. Certain Concentra key statistics are presented in table VII of this release for both the fourth quarters ended December 31, 2022 and 2021.

For the year ended December 31, 2022, revenue for the Concentra segment was $1,724.4 million, compared to $1,732.0 million for the prior year. Adjusted EBITDA for the Concentra segment was $334.3 million for the year ended December 31, 2022, compared to $389.6 million for the prior year. For the year ended December 31, 2021, Adjusted EBITDA included $34.7 million of other operating income related to the recognition of payments received under the Provider Relief Fund. The Adjusted EBITDA margin for the Concentra segment was 19.4% for the year ended December 31, 2022, compared to 22.5% for the prior year. Certain Concentra key statistics are presented in table VIII of this release for both the years ended December 31, 2022 and 2021.

Dividend

On February 16, 2023, Select Medical’s board of directors declared a cash dividend of $0.125 per share. The dividend will be payable on or about March 15, 2023 to stockholders of record as of the close of business on March 3, 2023.

There is no assurance that future dividends will be declared. The declaration and payment of dividends in the future are at the discretion of Select Medical’s board of directors after taking into account various factors, including, but not limited to, Select Medical’s financial condition, operating results, available cash and current and anticipated cash needs, the terms of Select Medical’s indebtedness, and other factors Select Medical’s board of directors may deem to be relevant.

Stock Repurchase Program

The board of directors of Select Medical has authorized a common stock repurchase program to repurchase up to $1.0 billion worth of shares of its common stock. The common stock repurchase program will remain in effect until December 31, 2023, unless further extended or earlier terminated by the board of directors. Stock repurchases under this program may be made in the open market or through privately negotiated transactions, and at times and in such amounts as Select Medical deems appropriate. Select Medical funds this program with cash on hand and borrowings under its revolving credit facility.

During the fourth quarter ended December 31, 2022, Select Medical did not make any share repurchases under the program. During the year ended December 31, 2022, Select Medical repurchased 7,883,195 shares at a cost of approximately $185.1 million, or $23.48 per share, which includes transaction costs. Since the inception of the program through December 31, 2022, Select Medical has repurchased 48,234,823 shares at a cost of approximately $600.3 million, or $12.45 per share, which includes transaction costs.

Financing Transactions

On February 21, 2023, Select Medical entered into Amendment No. 6 to its senior secured credit agreement. Amendment No. 6 extended the maturity date on $530.0 million of the total borrowing capacity of $650.0 million under the revolving credit facility to March 6, 2025; however, in the event that Select Medical’s term loan borrowings under its senior secured credit agreement are not refinanced by January 3, 2025, the maturity date for those revolving credit facility borrowings will be January 3, 2025.

Business Outlook for Revenue

Given the continued uncertainties surrounding the labor market, Select Medical is issuing its business outlook for revenue only for 2023. Select Medical expects revenue to be in the range of $6.5 billion to $6.7 billion for the full year of 2023.

Select Medical intends to address its business outlook for Adjusted EBITDA and earnings per common share when the labor climate stabilizes.

Conference Call

Select Medical will host a conference call regarding its results for the fourth quarter and full year ended December 31, 2022, as well as its business outlook for revenue and the impact of the COVID-19 pandemic on each of its reportable segments, on Friday, February 24, 2023, at 9:00am ET. The conference call will be a live webcast and can be accessed at Select Medical Holdings Corporation’s website at www.selectmedicalholdings.com. A replay of the webcast will be available shortly after the call through the same link.

For listeners wishing to dial-in via telephone, or participate in the question and answer session, you may pre-register for the call at Select Medical Earnings Call Registration to obtain your dial-in number and unique passcode.

* * * * *

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), including statements related to Select Medical's 2023 and long-term business outlook. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to factors including the following:

●	adverse economic conditions including an inflationary environment could cause us to continue to experience increases in the prices of labor and other costs of doing business resulting in a negative impact on our business, operating results, cash flows, and financial condition;

●	shortages in qualified nurses, therapists, physicians, or other licensed providers, and/or the inability to attract or retain qualified healthcare professionals could limit our ability to staff our facilities;

●	shortages in qualified health professionals could cause us to increase our dependence on contract labor, increase our efforts to recruit and train new employees, and expand upon our initiatives to retain existing staff, which could increase our operating costs significantly;

●	the continuing effects of the COVID-19 pandemic including, but not limited to, the prolonged disruption to the global financial markets, increased operational costs due to recessionary pressures and labor costs, additional measures taken by government authorities and the private sector to limit the spread of COVID-19, and further legislative and regulatory actions which impact healthcare providers, including actions that may impact the Medicare program;

●	changes in government reimbursement for our services and/or new payment policies may result in a reduction in revenue, an increase in costs, and a reduction in profitability;

●	the failure of our Medicare-certified long term care hospitals or inpatient rehabilitation facilities to maintain their Medicare certifications may cause our revenue and profitability to decline;

●	the failure of our Medicare-certified long term care hospitals and inpatient rehabilitation facilities operated as “hospitals within hospitals” to qualify as hospitals separate from their host hospitals may cause our revenue and profitability to decline;

●	a government investigation or assertion that we have violated applicable regulations may result in sanctions or reputational harm and increased costs;

●	acquisitions or joint ventures may prove difficult or unsuccessful, use significant resources, or expose us to unforeseen liabilities;

●	our plans and expectations related to our acquisitions and our ability to realize anticipated synergies;

●	private third-party payors for our services may adopt payment policies that could limit our future revenue and profitability;

●	the failure to maintain established relationships with the physicians in the areas we serve could reduce our revenue and profitability;

●	competition may limit our ability to grow and result in a decrease in our revenue and profitability;

●	the loss of key members of our management team could significantly disrupt our operations;

●	the effect of claims asserted against us could subject us to substantial uninsured liabilities;

●	a security breach of our or our third-party vendors’ information technology systems may subject us to potential legal and reputational harm and may result in a violation of the Health Insurance Portability and Accountability Act of 1996 or the Health Information Technology for Economic and Clinical Health Act; and

●	other factors discussed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), including factors discussed under the heading “Risk Factors” of the annual report on Form 10-K for the year ended December 31, 2022.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance.

Investor inquiries:

Joel T. Veit

Senior Vice President and Treasurer

717-972-1100

ir@selectmedical.com

SOURCE: Select Medical Holdings Corporation

I. Condensed Consolidated Statements of Operations

For the Three Months Ended December 31, 2021 and 2022

(In thousands, except per share amounts, unaudited)

	2021	2022	% Change
Revenue	$1,559,811	$1,581,456	1.4%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	1,402,570	1,408,784	0.4
General and administrative	37,950	38,763	2.1
Depreciation and amortization	51,943	52,246	0.6
Total costs and expenses	1,492,463	1,499,793	0.5
Other operating income	10,191	5,201	N/M
Income from operations	77,539	86,864	12.0
Other income and expense:
Equity in earnings of unconsolidated subsidiaries	11,248	6,759	(39.9)
Gain on sale of businesses	2,155	—	N/M
Interest income	601	—	N/M
Interest expense	(33,870)	(47,341)	39.8
Income before income taxes	57,673	46,282	(19.8)
Income tax expense (benefit)	(8,637)	8,570	N/M
Net income	66,310	37,712	(43.1)
Less: Net income attributable to non-controlling interests	16,453	10,208	(38.0)
Net income attributable to Select Medical	$49,857	$27,504	(44.8)%
Basic and diluted earnings per common share:(1)	$0.37	$0.22

(1)        Refer to table III for calculation of earnings per common share.

N/M    Not meaningful.

II. Condensed Consolidated Statements of Operations

For the Years Ended December 31, 2021 and 2022

(In thousands, except per share amounts, unaudited)

	2021	2022	% Change
Revenue	$6,204,515	$6,333,538	2.1%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	5,285,149	5,600,161	6.0
General and administrative	146,975	153,035	4.1
Depreciation and amortization	202,645	205,825	1.6
Total costs and expenses	5,634,769	5,959,021	5.8
Other operating income	144,028	28,766	N/M
Income from operations	713,774	403,283	(43.5)
Other income and expense:
Equity in earnings of unconsolidated subsidiaries	44,428	26,407	(40.6)
Gain on sale of businesses	2,155	—	N/M
Interest income	5,350	—	N/M
Interest expense	(135,985)	(169,111)	24.4
Income before income taxes	629,722	260,579	(58.6)
Income tax expense	129,773	62,553	(51.8)
Net income	499,949	198,026	(60.4)
Less: Net income attributable to non-controlling interests	97,724	39,032	(60.1)
Net income attributable to Select Medical	$402,225	$158,994	(60.5)%
Basic and diluted earnings per common share:(1)	$2.98	$1.23

(1)        Refer to table III for calculation of earnings per common share.

N/M    Not meaningful.

III. Earnings per Share

For the Three Months and Years Ended December 31, 2021 and 2022

(In thousands, except per share amounts, unaudited)

Select Medical’s capital structure includes common stock and unvested restricted stock awards. To compute earnings per share (“EPS”), Select Medical applies the two-class method because its unvested restricted stock awards are participating securities which are entitled to participate equally with its common stock in undistributed earnings.

The following table sets forth the net income attributable to Select Medical, its common shares outstanding, and its participating securities outstanding for the three months and years ended December 31, 2021 and 2022:

	Basic and Diluted EPS
	Three Months Ended December 31,		Years Ended December 31,
	2021	2022	2021	2022
Net income	$66,310	$37,712	$499,949	$198,026
Less: net income attributable to non-controlling interests	16,453	10,208	97,724	39,032
Net income attributable to Select Medical	49,857	27,504	402,225	158,994
Less: net income attributable to participating securities	1,660	1,002	13,435	5,609
Net income attributable to common shares	$48,197	$26,502	$388,790	$153,385

The following tables set forth the computation of EPS under the two-class method for the three months and years ended December 31, 2021 and 2022:

	Three Months Ended December 31,
	2021			2022
	Net Income Allocation	Shares(1)	Basic and Diluted EPS	Net Income Allocation	Shares(1)	Basic and Diluted EPS
Common shares	$48,197	129,679	$0.37	$26,502	122,511	$0.22
Participating securities	1,660	4,466	$0.37	1,002	4,630	$0.22
Total	$49,857			$27,504

	Years Ended December 31,
	2021			2022
	Net Income Allocation	Shares(1)	Basic and Diluted EPS	Net Income Allocation	Shares(1)	Basic and Diluted EPS
Common shares	$388,790	130,249	$2.98	$153,385	124,628	$1.23
Participating securities	13,435	4,501	$2.98	5,609	4,557	$1.23
Total	$402,225			$158,994

(1)	Represents the weighted average share count outstanding during the period.

9

IV. Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	December 31,
	2021	2022
Assets
Current Assets:
Cash and cash equivalents	$74,310	$97,906
Accounts receivable	889,303	941,312
Other current assets	175,826	232,095
Total Current Assets	1,139,439	1,271,313
Operating lease right-of-use assets	1,078,754	1,169,740
Property and equipment, net	961,467	1,001,440
Goodwill	3,448,912	3,484,200
Identifiable intangible assets, net	374,879	351,662
Other assets	356,720	386,938
Total Assets	$7,360,171	$7,665,293
Liabilities and Equity
Current Liabilities:
Payables and accruals	$942,381	$874,016
Government advances	83,790	—
Current operating lease liabilities	229,334	236,784
Current portion of long-term debt and notes payable	17,572	44,351
Total Current Liabilities	1,273,077	1,155,151
Non-current operating lease liabilities	916,540	1,008,394
Long-term debt, net of current portion	3,556,385	3,835,211
Non-current deferred tax liability	142,792	169,793
Other non-current liabilities	106,442	106,137
Total Liabilities	5,995,236	6,274,686
Redeemable non-controlling interests	39,033	34,043
Total Equity	1,325,902	1,356,564
Total Liabilities and Equity	$7,360,171	$7,665,293

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V. Condensed Consolidated Statements of Cash Flows

For the Three Months Ended December 31, 2021 and 2022

(In thousands, unaudited)

	2021	2022
Operating activities
Net income	$66,310	$37,712
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Distributions from unconsolidated subsidiaries	9,230	5,019
Depreciation and amortization	51,943	52,246
Provision for expected credit losses	64	215
Equity in earnings of unconsolidated subsidiaries	(11,248)	(6,759)
Gain on sale of assets and businesses	(2,322)	(1,121)
Stock compensation expense	8,938	9,799
Amortization of debt discount, premium and issuance costs	562	576
Deferred income taxes	17,020	14,601
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	22,456	(32,497)
Other current assets	(596)	(7,789)
Other assets	(4,072)	6,841
Accounts payable and accrued expenses	(141,001)	(65,227)
Government advances	(75,715)	(942)
Unearned government assistance	(2,321)	(130)
Net cash provided by (used in) operating activities	(60,752)	12,544
Investing activities
Business combinations, net of cash acquired	(55,081)	(4,960)
Purchases of property and equipment	(55,151)	(55,253)
Investment in businesses	(4,600)	—
Proceeds from sale of assets and businesses	15,564	2,979
Net cash used in investing activities	(99,268)	(57,234)
Financing activities
Borrowings on revolving facilities	160,000	275,000
Payments on revolving facilities	—	(210,000)
Borrowings of other debt	13,498	4,800
Principal payments on other debt	(16,758)	(10,429)
Dividends paid to common stockholders	(16,784)	(15,897)
Repurchase of common stock	(13,426)	(1,914)
Increase (decrease) in overdrafts	42,353	(1,301)
Proceeds from issuance of non-controlling interests	806	2,434
Distributions to and purchases of non-controlling interests	(22,684)	(2,444)
Purchase of membership interests of Concentra Group Holdings Parent	(660,658)	(5,876)
Net cash provided by (used in) financing activities	(513,653)	34,373
Net decrease in cash and cash equivalents	(673,673)	(10,317)
Cash and cash equivalents at beginning of period	747,983	108,223
Cash and cash equivalents at end of period	$74,310	$97,906
Supplemental information:
Cash paid for interest, excluding $13,352 received under the interest rate cap contract for the three months ended December 31, 2022	$13,633	$39,998
Cash paid for taxes	44,327	7,446

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VI. Condensed Consolidated Statements of Cash Flows

For the Years Ended December 31, 2021 and 2022

(In thousands, unaudited)

	2021	2022
Operating activities
Net income	$499,949	$198,026
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions from unconsolidated subsidiaries	37,002	21,911
Depreciation and amortization	202,645	205,825
Provision for expected credit losses	236	174
Equity in earnings of unconsolidated subsidiaries	(44,428)	(26,407)
Gain on sale of assets and businesses	(2,409)	(2,714)
Stock compensation expense	30,940	37,755
Amortization of debt discount, premium and issuance costs	2,217	2,272
Deferred income taxes	5,055	7,521
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	23,101	(52,183)
Other current assets	(2,418)	(4,866)
Other assets	(7,196)	16,491
Accounts payable and accrued expenses	(19,767)	(35,203)
Government advances	(241,185)	(83,790)
Unearned government assistance	(82,514)	13
Net cash provided by operating activities	401,228	284,825
Investing activities
Business combinations, net of cash acquired	(81,911)	(26,987)
Purchases of property and equipment	(180,537)	(190,372)
Investment in businesses	(20,967)	(17,323)
Proceeds from sale of assets and businesses	26,821	8,343
Net cash used in investing activities	(256,594)	(226,339)
Financing activities
Borrowings on revolving facilities	160,000	1,120,000
Payments on revolving facilities	—	(835,000)
Borrowings of other debt	33,013	25,666
Principal payments on other debt	(39,668)	(35,594)
Dividends paid to common stockholders	(50,600)	(64,589)
Repurchase of common stock	(79,476)	(195,528)
Increase (decrease) in overdrafts	42,353	(10,392)
Proceeds from issuance of non-controlling interests	20,732	9,530
Distributions to and purchases of non-controlling interests	(73,081)	(43,107)
Purchase of membership interests of Concentra Group Holdings Parent	(660,658)	(5,876)
Net cash used in financing activities	(647,385)	(34,890)
Net increase (decrease) in cash and cash equivalents	(502,751)	23,596
Cash and cash equivalents at beginning of period	577,061	74,310
Cash and cash equivalents at end of period	$74,310	$97,906
Supplemental information:
Cash paid for interest, excluding $19,584 received under the interest rate cap contract for the year ended December 31, 2022	$132,203	$183,453
Cash paid for taxes	181,184	32,290

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VII. Key Statistics
For the Three Months Ended December 31, 2019, 2021 and 2022

(unaudited)

	2019	2021	2022	% Change
Critical Illness Recovery Hospital
Number of hospitals operated – end of period(a)	101	104	103
Revenue (,000)	$454,949	$577,195	$561,885	(2.7)%
Number of patient days(b)(c)	259,283	294,486	287,424	(2.4)%
Number of admissions(b)(d)	9,095	9,786	9,275	(5.2)%
Revenue per patient day(b)(e)	$1,742	$1,946	$1,947	0.1%
Occupancy rate(b)(f)	67%	71%	70%	(1.4)%
Adjusted EBITDA (,000)	$60,485	$24,572	$44,345	80.5%
Adjusted EBITDA margin	13.3%	4.3%	7.9%
Rehabilitation Hospital
Number of hospitals operated – end of period(a)	29	30	31
Revenue (,000)	$182,670	$216,436	$237,855	9.9%
Number of patient days(b)(c)	94,236	104,361	108,857	4.3%
Number of admissions(b)(d)	6,636	7,134	7,587	6.3%
Revenue per patient day(b)(e)	$1,739	$1,888	$2,011	6.5%
Occupancy rate(b)(f)	78%	83%	85%	2.4%
Adjusted EBITDA (,000)	$43,312	$39,326	$56,038	42.5%
Adjusted EBITDA margin	23.7%	18.2%	23.6%
Outpatient Rehabilitation
Number of clinics operated – end of period(a)	1,740	1,881	1,928
Working days(g)	64	63	63
Revenue (,000)	$271,885	$277,451	$281,091	1.3%
Number of visits(b)(h)	2,256,966	2,341,539	2,408,114	2.8%
Revenue per visit(b)(i)	$104	$102	$102	0.0%
Adjusted EBITDA (,000)	$40,216	$27,551	$15,948	(42.1)%
Adjusted EBITDA margin	14.8%	9.9%	5.7%
Concentra
Number of centers operated – end of period(b)	521	518	540
Working days(g)	63	63	63
Revenue (,000)	$397,145	$410,639	$415,003	1.1%
Number of visits(b)(h)	2,903,266	3,003,441	2,975,027	(0.9)%
Revenue per visit(b)(i)	$122	$125	$130	4.0%
Adjusted EBITDA (,000)	$56,458	$70,709	$62,236	(12.0)%
Adjusted EBITDA margin	14.2%	17.2%	15.0%

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(a)	Includes managed locations.

(b)	Excludes managed locations. For purposes of the Concentra segment, onsite clinics and community-based outpatient clinics are excluded.

(c)	Each patient day represents one patient occupying one bed for one day during the periods presented.

(d)	Represents the number of patients admitted to Select Medical’s hospitals during the periods presented.

(e)	Represents the average amount of revenue recognized for each patient day. Revenue per patient day is calculated by dividing patient service revenues, excluding revenues from certain other ancillary and outpatient services provided at Select Medical’s hospitals, by the total number of patient days.

(f)	Represents the portion of our hospitals being utilized for patient care during the periods presented. Occupancy rate is calculated using the number of patient days, as presented above, divided by the total number of bed days available during the period. Bed days available is derived by adding the daily number of available licensed beds for each of the periods presented.

(g)	Represents the number of days in which normal business operations were conducted during the periods presented.

(h)	Represents the number of visits in which patients were treated at Select Medical’s outpatient rehabilitation clinics and Concentra centers during the periods presented.

(i)	Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated by dividing patient service revenue, excluding revenues from certain other ancillary services, by the total number of visits. For purposes of this computation for the Concentra segment, patient service revenue does not include onsite clinics and community-based outpatient clinics.

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VIII. Key Statistics
For the Years Ended December 31, 2019, 2021 and 2022

(unaudited)

	2019	2021	2022	% Change
Critical Illness Recovery Hospital
Number of hospitals operated – end of period(a)	101	104	103
Revenue (,000)	$1,836,518	$2,246,772	$2,234,132	(0.6)%
Number of patient days(b)(c)	1,038,361	1,133,039	1,127,911	(0.5)%
Number of admissions(b)(d)	36,774	37,921	36,594	(3.5)%
Revenue per patient day(b)(e)	$1,753	$1,972	$1,973	0.1%
Occupancy rate(b)(f)	68%	71%	69%	(2.8)%
Adjusted EBITDA (,000)	$254,868	$267,993	$111,344	(58.5)%
Adjusted EBITDA margin	13.9%	11.9%	5.0%
Rehabilitation Hospital
Number of hospitals operated – end of period(a)	29	30	31
Revenue (,000)	$670,971	$849,340	$916,763	7.9%
Number of patient days(b)(c)	353,031	414,701	430,547	3.8%
Number of admissions(b)(d)	24,889	28,868	29,736	3.0%
Revenue per patient day(b)(e)	$1,685	$1,868	$1,953	4.6%
Occupancy rate(b)(f)	76%	83%	85%	2.4%
Adjusted EBITDA (,000)	$135,857	$184,704	$198,034	7.2%
Adjusted EBITDA margin	20.2%	21.7%	21.6%
Outpatient Rehabilitation
Number of clinics operated – end of period(a)	1,740	1,881	1,928
Working days(g)	255	254	255
Revenue (,000)	$1,046,011	$1,084,361	$1,125,282	3.8%
Number of visits(b)(h)	8,719,282	9,193,624	9,573,980	4.1%
Revenue per visit(b)(i)	$103	$102	$103	1.0%
Adjusted EBITDA (,000)	$151,831	$138,275	$101,860	(26.3)%
Adjusted EBITDA margin	14.5%	12.8%	9.1%
Concentra
Number of centers operated – end of period(b)	521	518	540
Working days(g)	254	254	255
Revenue (,000)	$1,628,817	$1,732,041	$1,724,359	(0.4)%
Number of visits(b)(h)	12,068,865	12,052,724	12,579,468	4.4%
Revenue per visit(b)(i)	$122	$125	$127	1.6%
Adjusted EBITDA (,000)	$276,482	$389,616	$334,337	(14.2)%
Adjusted EBITDA margin	17.0%	22.5%	19.4%

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(a)	Includes managed locations.

(b)	Excludes managed locations. For purposes of the Concentra segment, onsite clinics and community-based outpatient clinics are excluded.

(c)	Each patient day represents one patient occupying one bed for one day during the periods presented.

(d)	Represents the number of patients admitted to Select Medical’s hospitals during the periods presented.

(e)	Represents the average amount of revenue recognized for each patient day. Revenue per patient day is calculated by dividing patient service revenues, excluding revenues from certain other ancillary and outpatient services provided at Select Medical’s hospitals, by the total number of patient days.

(f)	Represents the portion of our hospitals being utilized for patient care during the periods presented. Occupancy rate is calculated using the number of patient days, as presented above, divided by the total number of bed days available during the period. Bed days available is derived by adding the daily number of available licensed beds for each of the periods presented.

(g)	Represents the number of days in which normal business operations were conducted during the periods presented.

(h)	Represents the number of visits in which patients were treated at Select Medical’s outpatient rehabilitation clinics and Concentra centers during the periods presented.

(i)	Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated by dividing patient service revenue, excluding revenues from certain other ancillary services, by the total number of visits. For purposes of this computation for the Concentra segment, patient service revenue does not include onsite clinics and community-based outpatient clinics.

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IX. Net Income to Adjusted EBITDA Reconciliation

For the Three Months and Years Ended December 31, 2021 and 2022

(In thousands, unaudited)

The presentation of Adjusted EBITDA is important to investors because Adjusted EBITDA is commonly used as an analytical indicator of performance by investors within the healthcare industry. Adjusted EBITDA is used by management to evaluate financial performance and determine resource allocation for each of Select Medical’s segments. Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America (“GAAP”). Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to, or substitute for, net income, income from operations, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying definitions, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

The following table reconciles net income to Adjusted EBITDA for Select Medical. Adjusted EBITDA is used by Select Medical to report its segment performance. Adjusted EBITDA is defined as earnings excluding interest, income taxes, depreciation and amortization, gain (loss) on early retirement of debt, stock compensation expense, gain (loss) on sale of businesses, and equity in earnings (losses) of unconsolidated subsidiaries.

	Three Months Ended December 31,			Years Ended December 31,
	2019	2021	2022	2019	2021	2022
Net income	$43,671	$66,310	$37,712	$201,031	$499,949	$198,026
Income tax expense (benefit)	11,578	(8,637)	8,570	63,718	129,773	62,553
Interest expense	43,959	33,870	47,341	200,570	135,985	169,111
Interest income	—	(601)	—	—	(5,350)	—
Gain on sale of businesses	—	(2,155)	—	(6,532)	(2,155)	—
Equity in earnings of unconsolidated subsidiaries	(6,279)	(11,248)	(6,759)	(24,989)	(44,428)	(26,407)
Loss on early retirement of debt	19,440	—	—	38,083	—	—
Income from operations	$112,369	$77,539	$86,864	$471,881	$713,774	$403,283
Stock compensation expense:
Included in general and administrative	5,485	7,061	8,560	20,334	24,598	30,555
Included in cost of services	1,535	1,877	1,239	6,117	6,342	7,200
Depreciation and amortization	52,504	51,943	52,246	212,576	202,645	205,825
Adjusted EBITDA	$171,893	$138,420	$148,909	$710,908	$947,359	$646,863

Critical illness recovery hospital(a)	$60,485	$24,572	$44,345	$254,868	$267,993	$111,344
Rehabilitation hospital	43,312	39,326	56,038	135,857	184,704	198,034
Outpatient rehabilitation	40,216	27,551	15,948	151,831	138,275	101,860
Concentra(b)	56,458	70,709	62,236	276,482	389,616	334,337
Other(c)(d)	(28,578)	(23,738)	(29,658)	(108,130)	(33,229)	(98,712)
Adjusted EBITDA	$171,893	$138,420	$148,909	$710,908	$947,359	$646,863

(a)	For the three months and year ended December 31, 2021, Adjusted EBITDA included other operating income of $2.0 million and $19.9 million, respectively. The other operating income related to the outcome of litigation with the Centers for Medicare & Medicaid Services.

(b)	For the three months ended December 31, 2021 and 2022, Adjusted EBITDA included other operating income of $1.0 million and $0.3 million, respectively. For the years ended December 31, 2021 and 2022, Adjusted EBITDA included other operating income of $35.0 million and $0.3 million, respectively. The other operating income is primarily related to the recognition of payments received under the Provider Relief Fund.

(c)	For the three months ended December 31, 2021 and 2022, Adjusted EBITDA included other operating income of $7.1 million and $0.5 million, respectively. For the years ended December 31, 2021 and 2022, Adjusted EBITDA included other operating income of $89.1 million and $23.8 million, respectively. The other operating income is related to the recognition of payments received under the Provider Relief Fund.

(d)	Other primarily includes general and administrative costs and other operating income, as discussed further above.

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X. Reconciliation of Earnings per Common Share to Adjusted Earnings per Common Share

For the Three Months and Years Ended December 31, 2021 and 2022

(In thousands, except per share amounts, unaudited)

Adjusted net income attributable to common shares and adjusted earnings per common share are not measures of financial performance under GAAP. Items excluded from adjusted net income attributable to common shares and adjusted earnings per common share are significant components in understanding and assessing financial performance. Select Medical believes that the presentation of adjusted net income attributable to common shares and adjusted earnings per common share are important to investors because they are reflective of the financial performance of Select Medical’s ongoing operations and provide better comparability of its results of operations between periods. Adjusted net income attributable to common shares and adjusted earnings per common share should not be considered in isolation or as alternatives to, or substitutes for, net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because adjusted net income attributable to common shares and adjusted earnings per common share are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, adjusted net income attributable to common shares and adjusted earnings per common share as presented may not be comparable to other similarly titled measures of other companies.

The following tables reconcile net income attributable to common shares and earnings per common share on a fully diluted basis to adjusted net income attributable to common shares and adjusted earnings per common share on a fully diluted basis.

	Three Months Ended December 31,
	2021	Per Share(a)	2022	Per Share(a)
Net income attributable to common shares(a)	$48,197	$0.37	$26,502	$0.22
Adjustments:(b)
Gain on sale of businesses	(775)	0.00	—	—
Adjusted net income attributable to common shares	$47,422	$0.37	$26,502	$0.22

	Years Ended December 31,
	2021	Per Share(a)	2022	Per Share(a)
Net income attributable to common shares(a)	$388,790	$2.98	$153,385	$1.23
Adjustments:(b)
Gain on sale of businesses	(775)	0.00	—	—
Adjusted net income attributable to common shares	$388,015	$2.98	$153,385	$1.23

(a)	Net income attributable to common shares and earnings per common share are calculated based on the diluted weighted average common shares outstanding, as presented in table III.

(b)	Adjustments to net income attributable to common shares include estimated income tax and non-controlling interest impacts and are calculated based on the diluted weighted average common shares outstanding. The estimated income tax impact, which is determined using tax rates based on the nature of the adjustment and the jurisdiction in which the adjustment occurred, includes both current and deferred income tax expense or benefit.

For the three months and year ended December 31, 2021, the adjustment to net income attributable to common shares includes estimated income tax expense of approximately $1.1 million.

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